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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                         -----------------------------


                                   FORM 8-K
                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934

                               October 16, 1997
               Date of Report (Date of earliest event reported)



                            WHITE RIVER CORPORATION
            (Exact name of registrant as specified in its charter)




            Delaware                  0-22604                         93-1011071
(State or other jurisdiction    (Commission File Number)           (IRS Employer
       of incorporation)                                     Identification No.)


  777 Westchester Avenue, Suite 201
           White Plains, New York                                     10604
(Address of principal executive offices)                            (Zip Code)



      Registrant's telephone number, including area code: (914) 251-0237
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Item 5. Other Events.

Effective October 14, 1997, White River Corporation ("White River") received a $26.3 million distribution on its investment in the Richard C. Blum & Associates
- NWA Partners LP ("NWA Partners"), which holds equity securities in Northwest Airlines Corporation ("NWA Corp."). The distribution represented White River's share of proceeds arising primarily from the redemption of NWA Partners' investment in preferred stock of NWA Corp., but also in part due to the sale of
0.7 million shares of NWA Corp. common stock subject to a call option.

White River owns a 21.3% interest in NWA Partners, which in turn continues to own approximately 4.7 million shares of NWA Corp. common stock.
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                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 16, 1997



                                 White River Corporation



                                 /s/ Michael E.B. Spicer
                                 -----------------------------------------------
                                 Name:  Michael E.B. Spicer
                                 Title: Chief Financial Officer and Treasurer